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                                                                     Exhibit 6.1

                                                 _____________________________
                                                      In the Office of the
                                                   Secretary of State of Texas
                                                           DEC 18 1996
                                                       Corporations Section
                                                 _____________________________

                              ARTICLES OF MERGER

     Pursuant to Article 4.14 of the Texas Business Corporation Act, Radair, Inc., a Nevada corporation ("Radair"), and Sunpoint Securities, Inc., a Texas corporation ("Sunpoint"), file these articles of merger merging these parties. This reorganization has been ordered by the following court in its decree dated October 16, 1996:

                  Bankruptcy Court, Western District of Texas
                             San Antonio Division

                    IN RE RADAIR, INC. OF NEVADA dba RADAIR
                               Case No. 93-51579

     The court had jurisdiction under Title 28 of the United States Code, Sections 157 and 1334 to order a merger in a bankruptcy proceeding pursuant to Title 11 of the United States Code, Section 1123 (a) (5) (c).

The merger of Radair and Sunpoint under the provisions of Article 4.14 of the Texas Business Corporation is entered into as follows:

     1. Radair will be merged into Sunpoint, to do business and be governed by the laws of Texas. The name of the surviving corporation will be Sunpoint Securities, Inc.

     2. Radair has an authorized capital stock consisting of 50,000,000 shares of common stock, par value $.001 per share, of which 21,680,000 shares have been duly issued and are now outstanding.

     3. Sunpoint has an authorized capital stock consisting of 2,000,000 shares of common stock, no par value, of which 922,918 shares have been duly issued and are now outstanding, and 500,000 shares of preferred stock, no par value, of which 25,875 shares of the Series A Convertible Preferred Stock series of preferred stock, 9,750 shares of the Series B Convertible Preferred Stock series of preferred stock, and 392,472 shares of the Series C Convertible Preferred Stock series of preferred stock have been duly issued and are now outstanding.

     4. A copy of the resolution adopted by the Board of Directors of Sunpoint to so merge is attached hereto. The date of the adoption thereof is October 2, 1996.

     5.   A copy of the plan and agreement of merger is attached hereto.

     6. The plan of merger was duly approved and adopted by the holder of 774,000 of the shares of common stock of Sunpoint by written consent dated October 2, 1996. The plan and performance of its terms were duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents. No shares of Sunpoint were voted against the plan
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of merger.

     7.   Radair stockholders in accordance with Bankruptcy Code Section 1126
(c) and (d) approved and accepted on August 26, 1996, the Second Amended Plan of Reorganization (such Second Amended Plan of Reorganization and any and all amendments thereto being referred to herein as the "Plan of Reorganization") and Second Amended Disclosure Statement and any and all amendments thereto being referred to herein as the "Disclosure Statement") filed by Frederick C. Summers, III (the "Plan Proponent"), a creditor of Radair and a party-in-interest in the bankruptcy proceeding pursuant to Section 1121 (a) of the Bankruptcy Code. A copy of the text of the part of the plan of reorganization that contains the plan of merger approved by the court is attached hereto.

     8. As to Radair, a Nevada corporation, the approval of the plan of merger was duly authorized by all action, required by the laws under which it was incorporated or organized and by its constituent documents.

     9. The articles of incorporated of Sunpoint, as existing on the Effective Date of the merger will continue in full force until amended as provided in those articles of by law.

Date: October 2, 1996

                              SUNPOINT SECURITIES, INC., a
                                    Texas Corporation

                              By: /s/ Marvin W. Sapaugh
                                  ----------------------------------
                                  President

                              By: /s/ Mary Ellen Wilder
                                  ----------------------------------
                                  Secretary

                              RADAIR, INC., a Nevada corporation

                              By: /s/ [Signature Illegible]
                                  ----------------------------------
                                    President

Articles of Merger - Page 2